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                                                                    EXHIBIT 12.1

                      NATIONWIDE HEALTH PROPERTIES, INC.
                      STATEMENT REGARDING COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES
                         (In thousands, except ratios)


                                                           Year ended December 31,
                                            ---------------------------------------------------
                                                1990      1991      1992      1993      1994
                                            ---------------------------------------------------
Ratio                                             4.03      5.44      4.64      7.63      5.52

Pretax income from continuing operations       $17,108   $21,541   $29,681   $40,996   $44,813

Interest                                         5,640     4,849     8,162     6,186     9,921
                                            ---------------------------------------------------

"Earnings"                                     $22,748   $26,390   $37,843   $47,182   $54,734
                                            ===================================================

"Fixed charges"                                 $5,640    $4,849    $8,162    $6,186    $9,921
                                            ===================================================
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